UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 11, 2011


                           DOMARK INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


        Nevada                        333-136247                  20-4647578
(State of incorporation)             (Commission                (IRS Employer
                                     File Number)            Identification No.)

                           254 S. Ronald Reagan Blvd,
                                    Suite 134
                             Longwood, Florida 32750
               (Address of principal executive offices / Zip Code)

                                 (877) 732-5035
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 8, 2011, DoMark International, Inc. (the "Company" or "DoMark") entered into a letter agreement with Mary A. Beck (the "Beck Agreement"), who will serve as an independent director of DoMark, which sets forth certain understandings and arrangements with respect to the relationship of Ms. Beck with the Company.

The material terms of the Agreement is summarized in Item 5.02 to this Form 8-K.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 8, 2011, and in accordance with Article III of the Company's Bylaws, the Board of Directors of DoMark appointed Mary A. Beck as a director of the Company, thereby increasing the size of its Board of Directors from three to four members. Ms. Beck has not been appointed to any Company committee.

Ms. Beck currently holds the position of Senior Vice President, Marketing & Promotion for MLB Network. She was a member of the management team for MLB Network when it debuted on January 1, 2009 as the largest launch in cable television history, and oversees consumer advertising and marketing as well as on-air promotions. Ms. Beck, who joined Major League Baseball in 2001, was responsible for promoting the MLB brand and supporting the marketing initiatives of all the league's departments in an effort to grow the popularity of the game. With a background in corporate sales, partner promotions, event marketing and advertising, she has worked on a broad range of integrated marketing projects both online and offline. Prior to Major League Baseball, Ms. Beck worked in advertising sales for Reuben H. Donnelly, Turner Broadcasting, and Move.com. In 1996 she graduated from Cornell University in Ithaca, New York with a BA in History.

There are no arrangements or understandings between Ms. Beck and any other persons pursuant to which Ms. Beck was appointed a director of the Company. There are no transactions in which Ms. Beck has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Beck will receive compensation for her service on the Board of Directors in accordance with the terms of Beck Agreement. During the initial term of the Beck Agreement, October 15, 2011 through October 14, 2012, Ms. Beck will receive an annual salary of $25,000 payable quarterly beginning on January 31, 2012, 100,000 restricted shares of common stock of the Company and reimbursement of certain expenses for attendance at the Company's annual meeting of the Board of Directors. Ms. Beck also may receive stock options in the Company pursuant to a future agreement by the parties.

A copy of the Beck Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Beck Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number                            Description
------                            -----------

10.1 Letter Agreement between DoMark International, Inc. and Mary A. Beck dated October 7, 2011

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2011               DoMark International, Inc.


                                     By: /s/ R. Thomas Kidd
                                         ---------------------------------------
                                         R. Thomas Kidd, Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

10.1 Letter Agreement between DoMark International, Inc. and Mary A. Beck dated October 7, 2011